                                                                   EXHIBIT 10.24


                     GENERAL PRIVATE LABEL LEASING AGREEMENT

     This Agreement (the "Agreement") is made and entered into on this 21st day of February, 1996 by and between New Image Industries, Inc., a Delaware Corporation (the "Manufacturer"), and Affiliated Capital Corp., an Illinois Corporation ("Affiliated").

                                   RECITALS

     WHEREAS, Manufacturer now wishes to offer a lease program to those prospective customers of Manufacturer who request a lease arrangement involving Manufacturer's goods.

     WHEREAS, Affiliated seeks the first right of refusal on all lease proposals wherein the prospective customer of Manufacturer requests a lease arrangement involving Manufacturer's goods.

     THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, Affiliated and Manufacturer agree as follows:

     1. LEASES: The Manufacturer authorizes Affiliated to operate a lease program as provided in this Agreement, pursuant to which Affiliated will offer to prospective customers of Manufacturer, lease agreements ("Leases") containing the Manufacturer's name and logo. It is agreed that, although Manufacturer's name and logo will appear on the Leases, Affiliated will be identified as the Lessor on all documents executed pursuant to this Agreement and that Manufacturer shall have no ownership rights in or to the Leases, related documents or Goods. At the time Affiliated enters into a lease with the customer, Manufacturer and Affiliated will execute appropriate sale documentation, wherein Manufacturer will transfer clear title to the Goods and provide its limited warranty to Affiliated. In exchange, Affiliated will pay Manufacturer in full for the Goods transferred. Manufacturer further agrees that all payments from Lessees made under the Leases shall be the property of Affiliated. Manufacturer further agrees that Affiliated shall have the first right of refusal on all lease proposals wherein a prospective Lessee requests a lease arrangement while this Agreement is in effect, provided, however, Affiliated agrees that if the prospective Lessee has a preference of leasing the Goods from a company other than Affiliated, then in that case, the proposed Lessee will be allowed to use his/her preferred leasing company. Affiliated shall be responsible for executing the Leases, billing and collecting payments from Lessees and taking any action including legal action necessary to enforce the terms of the Leases. For purposes of this Agreement, "Goods" means the personal property purchased by Affiliated hereunder, together with any accessories, attachments, parts and repairs now or hereafter incorporated in or affixed to or used in connection with such Goods. and includes Goods substituted for the original Goods leased.

     2. TERM: This Agreement shall continue in effect until terminated by either party on ninety (90) days advance written notice, provided that no such termination shall relieve or release either party from any rights, liabilities or obligations with respect to any Leases entered into prior to such termination. Upon the termination of this Agreement, Affiliated shall have the right to invoice Lessees under Affiliated's corporate or trade name.

     3. POWER OF ATTORNEY: Manufacturer hereby appoints Affiliated or any other person whom Affiliated may designate, as Manufacturer's attorney-in-fact with power to endorse in Manufacturer's name any notes, acceptances, checks, drafts, money orders, and other evidences of payment or collateral that may come into Affiliated's possession pursuant to the terms of this Agreement and/or any Lease.

     4. DOCUMENTS: Affiliated agrees to accept or reject each leasing proposal submitted by Manufacturer or its Distributor normally within two (2) hours after receipt of all credit and financial data and other information deemed necessary by Affiliated to render a fair judgment regarding the leasing proposal and the prospective Lessee. Manufacturer shall have no obligation to actually conduct a credit investigation. Affiliated may directly contact the prospective Lessee to obtain whatever additional credit and financial information is needed. If Affiliated agrees to accept the leasing proposal and the prospective Lessee, Affiliated shall thereafter pay for the requested Goods within twenty-four (24) hours after Affiliated receives those documents required, in Affiliated's sole discretion, to consummate the Lease in question.

     5. REPRESENTATION OF WARRANTIES: Manufacturer represents, warrants and agrees that:

          a. All Goods sold pursuant to the terms of this Agreement shall be of merchantable quality, free from defects in materials and workmanship, and fit for their intended use;

          b. All Goods will be manufactured in accordance with applicable federal, state and local laws, regulations and orders;

          c. Title to any Goods purchased under this Agreement shall be free and clear of all liens and other encumbrances;

          d. Manufacturer has and will continue to perform all of its obligations under the warranties given by Manufacturer in any purchase order or otherwise related to the Goods covered by such Leases, and will make available a complete maintenance and service operation for the Goods covered by such Leases.

          e. The Goods sold pursuant to the terms of this Agreement will have been delivered to and accepted by the Lessee and services described in a Lease or sales invoice will have been performed.

     6. REPURCHASE: Manufacturer agrees that if a Lessee asserts against Affiliated any claim or defense arising out of, or cancels any Lease as a result of Manufacturers breach of any warranty or representation herein, Manufacturer shall repurchase the specific Goods associated with such Lease from Affiliated on demand at a purchase price equal to the aggregate unpaid total rent for the balance of the Lease discounted to present value using a rate equal to 75% of the yield to Affiliated under the Lease, plus all costs and expenses, including attorneys' fees, incurred by Affiliated as a result of such Lessee's claim, defense and/or cancellation of the Lease.

     7. REMARKETING: Manufacturer acknowledges that Affiliated is not a merchant with respect to the Goods that are the subject of this Agreement and has no expert or special knowledge as to their quality, nature or condition. Therefore, upon the expiration of the term of any Lease in which the Lessee has not exercised an option to either renew the Lease or purchase the Goods at the end of the Lease term, or after an earlier termination of any Lease as a result of a default thereunder by a Lessee, the Manufacturer agrees, upon notification by Affiliated, to take possession or accept delivery of the Goods specified in any such Lease, at a location acceptable to Manufacturer. Manufacturer shall thereafter commence to resell or release the Goods on a "Best Efforts Basis". Best Efforts Basis shall mean a good faith effort by Manufacturer to fairly present the possible sale or lease of the Goods to persons and markets the Manufacturer believes would be realistically interested therein. All sales or leases shall be made only with the written approval of Affiliated. To the extent necessary to make the Goods at par with similar current Goods, Manufacturer may, at the sole option of Affiliated, repair and/or recondition the Goods. The Manufacturer shall be reimbursed for any costs and expenses incurred in repairing or reconditioning the Goods, solely from proceeds generated from the subsequent sale or lease of the Goods, after first satisfying any sales commission that may be due third parties directly related to said sale or lease. The balance of any such proceeds shall be paid to Affiliated.

     8. INDEMNITY: Manufacturer shall defend, indemnify and hold Affiliated harmless from and against any and all claims made by a Lessee and any other third parties howsoever arising, whether sounding in tort, contract, warranty, or otherwise, and all reasonable expenses, including without limitation attorneys' fees and court costs, arising after the date hereof and directly or indirectly arising out of, connected with, or related in any manner to the Goods or this Agreement. However, in no event shall Manufacturer be responsible for any costs or damages resulting from the negligence or intentional misconduct of Affiliated employees. Manufacturer shall also indemnify and hold harmless Affiliated from any and all claims. demands, suits, judgments, causes of action, and all reasonable expenses, including without limitation attorneys' fees and court costs, arising as a result of Manufacturer's action or actions, performance or nonperformance or any causes related to Manufacturer's efforts to repair, recondition and/or remarket Goods.

     9. ASSIGNMENT OF AGREEMENT: Manufacturer may not assign this Agreement or any of its rights under this Agreement without Affiliated's prior written consent.

     10. DEFAULT: The following events shall constitute Events of Default under this

Agreement:

          a. Manufacturer's material breach of or failure to perform any of its material obligations under this Agreement;

          b. Manufacturer's material breach of any warranty or representation herein;

          c. Manufacturer's insolvency, dissolution or merger with or acquisition by another entity, Manufacturer's making an assignment for the benefit of creditors, or Manufacturer ceasing to do business as a going concern; and
     d. Institution by or against Manufacturer of any bankruptcy, reorganization, receivership, conservatorship, or insolvency proceedings.

     11.  REMEDIES:

          a. Upon the occurrence of any Event of Default, which Event of Default continues for ten (10) days after Affiliated has given Manufacturer written notice of the breach and demand to cure, Affiliated may do any one or more of the following:

               i) Demand that Manufacturer repurchase any one or all the Leases, at Affiliated's sole discretion, in an amount equal to remaining balances due under the Lease(s) discounted to present value using a rate equal to 75% of the aggregate annual yield to the Lessor under the Lease or Leases, plus outstanding charges, within ten (10) days of receiving demand from Affiliated;

               ii) Immediately terminate this Agreement without prior notice to Manufacturer; and

               iii) Exercise any other rights it has under this Agreement, the Uniform Commercial Code or other law.

          b. Where the Event of Default arises from a breach of any of the provisions of Paragraph 5 of this Agreement, the Event of Default may be cured by the Manufacturer offering to repurchase the Lease(s) to which the Event of Default relates, as determined solely by Affiliated, which determination shall be binding on all parties herein, if such repurchase offer is made within the ten (10) day cure period provided above, and accompanied by the tender of an amount equal to the remaining balances due under the Lease(s) discounted to a present value using a rate equal to 75% of the aggregate annual yield to Affiliated under the Lease(s), plus outstanding charges.

          c    Upon an Event of Default, Manufacturer will be liable for all costs and expenses incurred by Affiliated because of the Event of Default, including repossession costs, court costs and reasonable attorneys' fees.

     12. ENTIRE AGREEMENT: This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof and no modification of this Agreement shall be effective unless it is in writing and signed by a duly authorized representative of each party. There are no understandings, representations, or warranties except as herein expressly set forth. To the extent that the terms and conditions of any purchase order issued hereunder are inconsistent with the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control and govern.

     13. WAIVER: The failure or delay of a party hereto to enforce any of its rights under this Agreement shall not be deemed to be a continuing waiver or modification by such party of any of its rights under this Agreement. Any failure to enforce this Agreement, or delay its enforcement, shall not constitute a defense.

     14. NOTICES: Any notice, request, instruction or other document to be given hereunder shall be deemed validly given, if in writing and delivered personally, by express mail or similar overnight courier or electronic transmission or sent by U.S. Certified Mail, postage prepaid, return receipt requested, as follows:

IF TO AFFILIATED:                        IF TO MANUFACTURER:

Affiliated Capital Corp.                 New Image Industries, Inc.
707 Skokie Boulevard                     2283 Cosmos Court
Northbrook, IL 60602                     Carlsbad, California 92009

     15. SEVERABILITY: Should any part or provision of this Agreement be held unenforceable or in conflict with the law or the jurisdiction construing, interpreting, applying and governing this Agreement, the validity of the remaining part or provisions shall not be affected by any such holdings.

     16. INDEPENDENT CONTRACTOR: Each of Affiliated and Manufacturer will be and shall act as an independent contractors and not as an agent or partner of or joint venture with, the other party for any purpose and neither party by virtue of this Agreement shall have any right, power or authority to act or create any obligation, express or implied, on behalf of the other party.

     17. ARBITRATION: Any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in the City of Chicago before a panel of three arbitrators. Such panel shall be chosen, and the arbitration shall be conducted, in accordance with the rules of the American Arbitration Association then in effect. The panel shall have the authority to consider an award of costs of the arbitration and reasonable attorney's fees to the prevailing party. The award entered by a majority of the panel shall be final and binding, and judgment thereon may be entered by the U.S. District Court for the Northern District of Illinois, or any other court having jurisdiction over the parties and the controversy, as provided in Paragraph 18 below, provided, however, that the award shall be subject to appeal with respect to errors of law (but not with respect to errors of fact). For an appeal to be given effect, the party seeking to appeal must give notice of intent to appeal to the arbitrator and the other party to the arbitration within ten days following the date notice of the award is received by such party and the appeal itself must be filed with the proper court within 30 days of the date of such notice. The prevailing party in any judicial proceeding shall be entitled to an award of reasonable attorney's fees and post-award, pre-judgment interest.

     18. GOVERNING LAW. THIS AGREEMENT HAS BEEN DELIVERED FOR ACCEPTANCE BY PURCHASER IN NORTHBROOK, ILLINOIS AND SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF INTEREST PROVISIONS) OF THE STATE OF ILLINOIS. VENDOR HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST PURCHASER OR ANY OF PURCHASER'S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY, CONCERNING ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT, IN ANY COURT OTHER THAN ONE LOCATED IN COOK COUNTY, ILLINOIS.


AFFILIATED CAPITAL CORP.               New Image Industries, Inc.

By    /s/ David Turner                 By    /s/ Hal Orr
      -----------------------------          -----------------------------

Title Sr. Vice Prsident                Title CFO
      -----------------------------          -----------------------------

Date  2/28/96                          Date  2/23/96
      -----------------------------          -----------------------------

                             LEASE FUNDING AGREEMENT


    THIS LEASE FUNDING AGREEMENT (this "Agreement") entered into as of February 21, 1996 by and between AFFILIATED CAPITAL CORP., an Illinois corporation ("Affiliated"), and New Image Industries, Inc., a Delaware corporation ("Vendor"), sets for the terms by which the parties intend to be legally bound.

1. ADVANCES. Subject to the terms and conditions hereof, Affiliated agrees to make available for Vendor's use, at Affiliated's sole and absolute discretion in each instance, certain advances of funds (hereinafter "Advances"). Each Advance shall be repaid in full within thirty (30) days from the date on which such Advance is provided (the "Maturity Date"), unless such date is extended in writing by Affiliated at its sole election. During the term of this Agreement, Affiliated may make multiple Advances to Vendor in its sole discretion. The Advances shall be evidenced by the Revolving Promissory Note substantially in the form attached as Exhibit "A" hereto (the "Note").

2. MAXIMUM ADVANCES OUTSTANDING. The principal amount of any particular Advance shall not exceed fifty percent (50%) of the "Approved Applications." For purposes hereof, the term "Approved Applications" shall mean the aggregate pending lease applications approved by Affiliated that have been documented and for which Affiliated purchase orders have been issued. Notwithstanding anything contained in this Agreement to the contrary, the aggregate principal balance of the Advances at any time outstanding shall not exceed the sum of Two Hundred Thousand Dollars ($200,000.00). Affiliated, in its sole and absolute discretion, at any time and from time to time, by written notice to Vendor, may suspend the restriction imposed by this Section.

3. INTEREST. The Advances will bear interest at the rate specified in the Note.

4. CREDIT AGAINST ADVANCES. Affiliated will credit as payments against any Advances and interest hereunder the equipment sale invoice amount with respect to each "Qualified Lease." For purposes hereof, a "Qualified Lease" is an equipment lease submitted to Affiliated by the Vendor effective as of the date of which all of the following conditions are satisfied: (i) the prospective lessee meets Affiliated's credit requirements as Affiliated may dictate from time to time in its sole discretion; (ii) all original executed lease documents have been received by, and are acceptable to Affiliated; and (iii) Affiliated has designated the lease as an "active lease." Vendor represents, warrants and covenants good and marketable title to all equipment sold to Affiliated, free and clear of liens, claims and encumbrances of any kind.

5. RIGHT OF FIRST REFUSAL. In consideration for Affiliated entering into this Lease Funding Agreement, Vendor hereby grants to Affiliated the right of first refusal to enter into a written lease agreement with prospective lessees of equipment purchased from Vendor on terms offered by Affiliated. Affiliated is not obligated to purchase any equipment from the Vendor, or to subsequently lease any such equipment to lessees.

6. TERMINATION AND RIGHT TO DEMAND PAYMENT AT ANY TIME. At any time, in its sole, absolute and unconditional discretion, Affiliated may, by written notice to Vendor, terminate this Agreement and/or declare the Advances, all interest thereon and all other amounts payable under this Agreement to be due and payable on the 30th day following the date each such Advance was made, whereupon the Advances, all such interest and all such amounts shall become and be immediately due, without presentment, demand, protest or further action of any kind by Affiliated, all of which are hereby expressly waived by Vendor.

7. REPRESENTATIONS AND WARRANTIES. Except as disclosed in writing to Affiliated, Vendor warrants, represents to and covenants with Affiliated that:

     a. Vendor is and at all times during the term of this Agreement shall be a corporation duly organized and existing in a good standing under the laws of the state of Delaware and qualified or licensed to do business in all other states in which the laws thereof require Vendor to be so qualified and/or licensed;

     b. Vendor has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and the Note, and this Agreement and the Note have been properly authorized, executed and delivered by Vendor;

     c. The execution, delivery and/or performance by Vendor of this Agreement and the Note shall not, by lapse of time, by giving of notice or otherwise, constitute a violation of any applicable law or breach of any provision contained in Vendor's Articles or Certificate of Incorporation or By-Laws, or contained in any agreement, instrument or document to which Vendor is now or hereafter a party or by which it is or may become bound;

     d. This Agreement and the Note are and will be the legal, valid and binding agreements of Vendor, enforceable in accordance with their terms, except as enforcement thereof may be subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws effecting creditors' rights generally, and to general principles of equity;

     e. Vendor (i) is not "insolvent" as that term is defined in Section 101(32) of the United States Bankruptcy Code (11 U.S.C. Section 101(32), Section 2 of the Uniform Fraudulent Transfer Act or Section 2 of the Uniform Fraudulent Conveyance Act; and (ii) shall not be rendered insolvent (as defined above) by the execution and delivery of this Agreement and the Note, or by the consummation of the transactions contemplated hereunder or thereunder;

     f. There are no judgments outstanding against Vendor and there are no actions, suits, arbitrations or other judicial or administrative proceedings which are pending or threatened against Vendor which might result in any adverse change in its financial condition or materially affect its assets or its ability to fully perform under this Agreement and/or repay Advances made hereunder; and

     g. Vendor is not in default with respect to any indenture, loan agreement, mortgage, deed, or other similar agreement relating to the borrowing of monies to which it is a party or by which it is bound.

     Each Advance made by Affiliated to Vendor pursuant to this Agreement shall constitute (i) an automatic warranty and representation by Vendor to Affiliated that there does not then exist an Event of Default as defined in paragraph 10 below, and (ii) a reaffirmation as of the date said Advance was made that each and every warranty and representation of Vendor contained in this section and other sections of this Agreement are true and correct in all material respects, except to the extent such representation or warranty specifically relates to an earlier date.

8. INDEMNITY. Vendor shall defend, indemnify and hold Affiliated harmless from and against any and all claims made by a lessee and any other third parties howsoever arising, whether sounding in tort, contract, warranty, or otherwise, and all reasonable expenses, including without limitation attorneys' fees and court costs, arising after the date hereof and directly or indirectly arising out of, connected with, or related in any manner to the equipment purchased from Vendor or this Agreement. Vendor shall also indemnify and hold harmless Affiliated from any and all claims, demands, suits, judgments, causes of action, and all reasonable expenses, including without limitation attorneys' fees and court costs, arising as a result of Vendor's action or actions, performance or nonperformance or any causes related to Vendors efforts to repair, recondition and/or remarket any equipment purchased from Vendor.

9. FINANCIAL REPORTING REQUIREMENTS. In addition to the requirements set forth hereinabove, Vendor shall keep proper books of record and account in which full and true entries will be made of all dealings or transactions of or in relationship to the business and affairs of Vendor in accordance with generally accepted accounting principles consistently applied. So long as any Advance is outstanding, the Vendor will furnish Affiliated as soon as available and in any event within 45 days after the end of each quarter, current balance sheets and statements of income and retained earnings, and such other information reporting the condition or operations, financial or otherwise, of the Vendor as Affiliated may reasonably request.

10. EVENT OF DEFAULT. An event of default shall occur hereunder if Vendor under this Agreement: (i) fails to make any payment required hereunder when due; or (ii) shall suffer in the reasonable judgment of Affiliated a material adverse change in its financial condition since the commencement of this Agreement, and as a result thereof, Affiliated deems itself to be insecure; or
(iii) submits any financial statement or other document or information at any time heretofore or hereafter to Affiliated which has misstated or failed to state a material fact; or (iv) breaches any representation or warranty made or given by Vendor under this Agreement or in any document furnished to Affiliated in connection herewith, or any said representation or warranty shall be untrue or, by reason of failure to state a material fact or otherwise, shall be misleading; or (v) fails to perform or observe any nonmonetary covenant, condition or agreement to be performed or observed by Vendor hereunder and such failure or breach shall continue unremedied for a period of 10 days after the date of the earlier of (a) the date which Vendor obtains, or should have obtained, knowledge of such failure or breach or, (b) the date on which notice thereof shall be given by Affiliated to Vendor; or (vi) shall become insolvent or bankrupt or make any assignment for the benefit of creditors or consent to an appointment of a trustee or receiver; or (vii) a trustee or receiver shall be appointed for a substantial part of its property without its consent and shall continue for a period of 60 days; or (viii) a bankruptcy or reorganization or insolvency proceeding shall be instituted against Vendor and such bankruptcy or reorganization shall not be dismissed within 60 days (collectively, "Events of Default"). Upon the occurrence of an Event of Default, the outstanding Advances and all interest thereon and all other amounts payable hereunder shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Vendor.

11. AMENDMENTS. No amendment or waiver of any provision of this Agreement or the Note, nor consent to any departure by Vendor therefrom, shall in any event be effective unless it is in writing and signed by Affiliated, and then such waiver or consent is effective only in such specific instance and for the specific purpose for which it was given.

12. ATTORNEYS FEES AND EXPENSES. Vendor hereby agrees that it shall reimburse Affiliated, on demand, as part of its obligations under this Agreement, for any and all reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of any counsel, accountants, appraisers, or other professionals) incurred by Affiliated at any time, in connection with (a) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Affiliated, Vendor, or any other person) in any way relating to this Agreement or the Note; (b) any attempt to enforce any rights of Affiliated against Vendor; and (c) any other action taken by Affiliated which is permitted to be taken by Affiliated in accordance with the terms hereof.

13. STRICT COMPLIANCE. Affiliated's failure at any time or times hereafter to require strict performance by Vendor of any provision of this Agreement or the Note should not waive, effect or diminish any right of Affiliated thereafter to demand strict compliance and performance therewith.

14. SUCCESSORS AND ASSIGNS. This Agreement and the Note are binding on and inure to the benefit of the Vendor and Affiliated and their respective successors and assigns, except that THE VENDOR DOES NOT HAVE THE RIGHT TO ASSIGN ITS RIGHTS OR OBLIGATIONS HEREUNDER WITHOUT THE PRIOR WRITTEN

CONSENT OF AFFILIATED.

15. GOVERNING LAW. THIS AGREEMENT HAS BEEN DELIVERED FOR ACCEPTANCE BY AFFILIATED IN NORTHBROOK, ILLINOIS AND SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

16. NOTICES. All notices and other communications provided for in this Agreement will be in writing and mailed and delivered, if to the Vendor at the address at 2283 Cosmos Ct., Carlsbad, California 92009, and if to Affiliated as the address at 707 Skokie Blvd., Northbrook, Illinois 60062-2848, Attention:
Stuart Simon; or such other address as shall be designated by a party in a written notice to the other party. All notices of communication shall, if mailed, be effective when deposited in the mail.

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.


DATED: 2/28/96
       -----------------------


New Image Industries, Inc.             AFFILIATED CAPITAL CORP.



By:    /s/ Hal Orr                     By:    /s/ David Turner
       ---------------------------            ---------------------------

Title: CFO                             Title: Sr. Vice President
       ---------------------------            ---------------------------

                            REVOLVING PROMISSORY NOTE

$200,000.00                                                    February 21, 1996

     FOR VALUE RECEIVED the undersigned, New Image Industries, Inc., ("Promisor") of 2283 Cosmos Court, City of Carlsbad, State of California promises to pay to Affiliated Capital Corp. ("Affiliated"), at 707 Skokie Boulevard, in the City of Northbrook, State of Illinois, or such other place as the holder of this Note may from time to time designate, the sum of Two Hundred Thousand Dollars ($200,000.00) or, if less, the aggregate unpaid principal amount of all Advances made by Affiliated to Promisor as shown either on the grid schedule attached hereto (and any continuation thereof), or in the records of Affiliated. Promisor also agrees to pay interest from the date of each Advance until paid in full, such interest to be due and payable at the end of any 30-day Advance period, as may be extended at Affiliated's sole election, at the rate per annum of zero percent (O%) computed on the basis of a three hundred sixty (360) day year applied to the actual number of days elapsed. Any amount of principal and interest not paid in full on the respective Maturity Date will bear additional interest at the rate of two percent (2%) per month or, if less, at the highest legal rate, whether or not Affiliated elects to delay repayment of that Advance. All interest will be paid in arrears based upon average daily outstanding balance, and may be deducted from any subsequent Advance.

     This Note is the Note referred to in and is entitled to the benefits of a certain Lease Funding Agreement between Affiliated and Promisor dated as of February 21, 1996 (the "Agreement"). Reference is hereby made to the Agreement for a statement of the obligations of Promisor, and for a statement of the terms and conditions under which the due date of this Note may be accelerated. Upon the occurrence of any event of default as specified in the Agreement, the principal balance hereof and the interest accrued hereon may be declared to be forthwith due and payable, and any indebtedness of Affiliated to Promisor may be appropriated and applied hereon. In addition, Affiliated has the right at any time, in its sole, absolute and unconditional discretion, to declare this Note due and payable in accordance with the Agreement. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

     Whenever any payment is due on a Saturday, Sunday or a public or bank holiday in the state in which the payment is made, such payment shall be due on the next succeeding business day. All sums due hereunder shall be made to Affiliated in immediately available funds at the address identified in paragraph 14 of the Agreement or such other address as Affiliated shall provided from time to time. The transfer of funds from Affiliated to Promisor will act as notice to Promisor of an Advance made hereunder, with no further notice from Affiliated required.

     Promisor waives presentment, protest, demand, and notice of dishonor. No renewal or extension of this Note, no release of collateral securing payment of this

Note, and no delay in the enforcement of this Note or in exercising any right or power of Affiliated shall effect the liability of Promisor. The defense of statute of limitations against any demands made by Affiliated is expressly waived by Promisor.

     In the event suit is commenced to enforce payment of this Note, the undersigned agrees to pay attorneys' fees and costs as a court in such action may adjudge reasonable.

     This Note shall be governed and construed in accordance with the laws of the State of Illinois. The parties agree that the federal or state courts in Illinois are a proper forum and shall be the only forum for the resolution of any and all disputes of any nature which may arise between the parties to this Note. No party to the Note shall attempt to change venue from a court in Illinois to a court in any other jurisdiction.


New Image Industries, Inc.


By:    Hal Orr
       ---------------------------

Title: CFO
       ---------------------------

                               GRID NOTE SCHEDULE


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